UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 22, 2021

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share Preferred Stock, Series B Junior Participating, Purchase Rights	ON N/A	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, Bernard Gutmann informed the President and Chief Executive Officer of ON Semiconductor Corporation (the “Corporation”) that he intends to retire as Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and Semiconductor Components Industries, LLC, a wholly-owned subsidiary of the Corporation (“SCILLC”), effective as of February 16, 2021 immediately following the filing by the Corporation of its Annual Report on Form 10-K with the Securities and Exchange Commission. Mr. Gutmann has served the Corporation for over twenty years, including as the Corporation’s and SCILLC’s Chief Financial Officer since September 2012.

In connection with Mr. Gutmann’s retirement, on January 24, 2021, the Board of Directors (the “Board”) of the Corporation approved the appointment of Thad Trent as Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and SCILLC, effective as of February 16, 2021 immediately following the filing by the Corporation of its Annual Report on Form 10-K with the Securities and Exchange Commission. Mr. Trent, age 53, previously served as the chief financial officer and executive vice president of finance & administration at Cypress Semiconductor Corporation (“Cypress”) between June 2014 and April 2020. Mr. Trent joined Cypress in 2005 and became a vice president of finance at Cypress in 2010. Prior to serving as chief financial officer of Cypress, he led the strategic planning functions for Cypress’ business units and worldwide operations and managed the financial reporting, accounting, and planning and analysis functions for Cypress. Prior to joining Cypress, Mr. Trent held finance leadership roles at publicly-traded companies Wind River Systems, a developer of embedded systems software, and Wyle Electronics, a distributor of high-tech electronic components, as well as two technology startups. Mr. Trent holds a bachelor of science degree in business administration and finance from San Diego State University.

There are no related party transactions between the Corporation and Mr. Trent that would require disclosure under Item 404(a) of Regulation S-K, nor are there any arrangements or understandings in connection with Mr. Trent’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, other than as set forth in this Current Report on Form 8-K.

Employment Agreement

Compensation Arrangements. On January 24, 2021, the Board approved the entry into an employment agreement (the “Agreement”) by SCILLC with Mr. Trent upon the commencement of Mr. Trent’s employment with SCILLC on February 16, 2021 that will provide for a base salary of $600,000 per year, subject to review by Compensation Committee of the Board from time-to-time. The Agreement will provide for Mr. Trent’s participation in SCILLC’s discretionary bonus program with a target bonus amount of 100% of his base salary during the relevant performance cycle, plus a potential additional amount as may be approved by the Board and/or its Compensation Committee under the bonus program, in each case, dependent upon receipt of the applicable approval from the Board and/or its Compensation Committee and the performance of the Corporation and/or Mr. Trent against the specified performance criteria. The Agreement will further provide for (i) the election by Mr. Trent to receive either (x) a $200,000 relocation bonus (in lieu of standard relocation benefits), or (y) standard relocation benefits under the Corporation’s executive relocation policy with a $200,000 cap, and (ii) the other standard employee benefits that SCILLC makes available to its executive officers, including a monthly car allowance of $1,200 and reimbursement of up to $10,000 per year for actual financial planning expenses, in each case, without any tax gross-ups. The Agreement has no specified term of years.

Obligations Upon Certain Termination Events. Under the Agreement and subject to its execution upon Mr. Trent’s commencement of his employment on February 16, 2021, if SCILLC terminates Mr. Trent’s employment without “cause,” or Mr. Trent resigns for “good reason” (as those terms are defined in the Agreement), SCILLC will pay him: (i) a continuation of base salary for 78 weeks after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) an amount equal to one times his target bonus, if any, in effect for the then-current performance cycle (or 2 times the semi-annual amount if bonuses are paid by SCILLC semi-annually as of the date of his termination); (iii) full vesting of any then-unvested new hire RSUs (as defined below); and (iv) pro rata vesting of any then-unvested new hire PBRSUs (as defined below) using a truncated performance period. Mr. Trent would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to SCILLC not to exceed $25,000, without any tax gross-ups.

Obligations Upon Certain Termination Events Following a Change in Control. Under the Agreement and subject to its execution upon Mr. Trent’s commencement of his employment on February 16, 2021, in the event that Mr. Trent’s employment is terminated by SCILLC without “cause” or by Mr. Trent for “good reason” upon or within two years following a “change in control” (as defined in the Agreement), SCILLC will pay him (i) a continuation of base salary for 78 weeks after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) 1.5 times his target bonus, if any, in effect for the then-current performance cycle (or three times the semi-annual amount if bonuses are paid by SCILLC semi-annually as of the date of his termination); (iii) full vesting of any then-unvested new hire RSUs (as defined below); and (iv) full vesting at target of any then-unvested new hire PBRSUs (as defined below). Mr. Trent would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to SCILLC not to exceed $25,000, without any tax gross-ups.

Obligations in Connection with Death or Disability. In the event of Mr. Trent’s death or disability, SCILLC would pay Mr. Trent a pro rata portion of his bonus based on the prior cycle’s performance bonus achievement.

General Release and Restrictive Covenants. In addition, the payment of all severance benefits (including equity acceleration) to Mr. Trent pursuant to the Agreement would be subject to him signing (and not revoking) a general release and waiver (in substantially the form attached to the Agreement) and his compliance with the following obligations:

(i)

a restrictive covenant that prohibits Mr. Trent during the term of his employment, and, unless Mr. Trent is terminated without “cause” or resigns for “good reason” during his first year of employment (in which case the covenant will terminate at the time of Mr. Trent’s termination of employment), for two years after the termination of his employment, from soliciting any employee of SCILLC;

(ii)

a restrictive covenant that prohibits Mr. Trent during the term of his employment, and, unless Mr. Trent is terminated without “cause” or resigns for “good reason” during his first year of employment (in which case the covenant will terminate at the time of Mr. Trent’s termination of employment), for one year after the termination of his employment, from competing with the Corporation by providing services to certain companies on a specified competitor list; and

(iii)	indefinite confidentiality and non-disparagement restrictive covenants.

In addition, Mr. Trent will be subject to the Corporation’s Executive Compensation Recovery Policy.

New Hire Equity Awards

In connection with Mr. Trent’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Compensation Committee of the Board has approved the grant on February 16, 2021 following the commencement of his employment of a new hire equity-based award to Mr. Trent under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (“Amended and Restated SIP”). The grant will consist of time-based restricted stock units (“RSUs”) with an estimated aggregate value of $1,650,000 and performance-based restricted stock units (“PBRSUs”) with an estimated aggregate value of $3,850,000 (with the number of RSUs or PBRSUs to be granted, in each case, being based on the closing market price of the Corporation’s common stock on the February 16, 2021 grant date).

The RSUs will vest annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date. Additionally, the RSUs will vest in full if Mr. Trent’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. Trent for “good reason”). The RSUs will be subject to additional terms and conditions under the Amended and Restated SIP, as well as a separate agreement governing the RSUs.

The PBRSUs will vest at the end of a two-year performance period based on the achievement of a relative total shareholder return (the “TSR”) metric. If Mr. Trent’s employment is terminated by SCILLC without “cause” (including a resignation by Mr. Trent for “good reason”), the PBRSUs will vest pro rata using a truncated performance period based on the three-month period immediately preceding Mr. Trent’s termination of employment. Additionally, the PBRSUs will vest in full at target upon a termination of Mr. Trent’s employment without “cause” (including a resignation by Mr. Trent for “good reason”) following a “change in control.” In the event of a “change in control” where Mr. Trent is not terminated by SCILLC without “cause” (including any resignation by Mr. Trent for “good reason”), following which the Corporation’s stock is no longer publicly-traded and fair market value is determinable, relative TSR will be measured at the time of the “change in control” based on the “change in control” transaction price. The PBRSUs will be subject to additional terms and conditions under the Amended and Restated SIP, as well as a separate agreement governing the PBRSUs.

Annual Equity Awards

Subject to approval of the Compensation Committee of the Board during its February 2021 committee meeting, the Corporation intends to grant annual equity awards to Mr. Trent consisting of (i) PBRSUs with an aggregate value equal to $2.4 million at the target level, and (ii) RSUs with an aggregate value equal to $1.6 million (with the number of RSUs or PBRSUs to be granted, in each case, being based on the closing market price of the Corporation’s common stock on the grant date).

The RSUs will (i) vest in full if Mr. Trent’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. Trent for “good reason”) following a “change in control,” and (ii) will be forfeited if Mr. Trent’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. Trent for “good reason”) absent a “change in control.”

The PBRSUs will (i) vest in full at target if Mr. Trent’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. Trent for “good reason”) following a “change in control,” and (ii) will vest pro rata based on the achievement of the applicable performance criteria over the full performance measurement period if Mr. Trent’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. Trent for “good reason”) absent a “change in control.” Other terms and conditions of the 2021 award will be determined by the Compensation Committee of the Board in connection with the approval of the applicable grants.

Indemnification Arrangements

It is anticipated that Mr. Trent will enter into an indemnification agreement with the Corporation in the same form entered into by the Corporation’s other directors and executive officers.

Item 7.01	Regulation FD Disclosure.

On January 28, 2021, the Corporation issued a press release announcing the retirement of Mr. Gutmann and the approval of the hiring of Mr. Trent. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 28, 2021

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: January 28, 2021	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, and Secretary